                                                                   Exhibit  99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT of 2002


In connection with the Quarterly Report of Colony RIH Holdings, Inc. and Resorts International Hotel and Casino, Inc. (the "Companies") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas J Barrack, Jr., President and Treasurer of the Companies, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Thomas J. Barrack, Jr.

Thomas J. Barrack, Jr.
President and Treasurer
August 14, 2002